Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED FINANCIAL STATEMENTS

On June 16, 2023, Citizens Financial Services, Inc. (“Citizens”), completed its previously announced merger with HV Bancorp, Inc. (“HVBC”), pursuant to an Agreement and Plan of Merger, dated as of October 18, 2022 (the “Merger Agreement”), by and between Citizens, First Citizens Community Bank (“FCCB”), HVBC, Huntington Valley Bank (“HVB”) and CZFS Acquisition Company, LLC. Under the terms of the Merger Agreement, (i) HVBC merged with and into Citizens, with Citizens being the surviving entity and (ii) HVB merged with and into FCCB with FCCB being the surviving entity (the “Merger”). As a result of the Merger, each share of HVBC common stock was converted into either the right to receive $30.50 in cash or 0.4040 shares of Citizens’ common stock. Not more than 20% of the outstanding shares of HVBC common stock (including for this purpose, dissenters’ shares) was paid in cash and the remainder was paid in Citizens’ common stock with cash paid in lieu of fractional shares. Also, each option to purchase HVBC common stock was converted into the right to receive a cash payment equal to $30.50 less the option exercise price, if such amount was greater than zero.

The following unaudited pro forma condensed combined consolidated financial information combines the historical consolidated financial position and results of operations of Citizens and its subsidiaries with that of HVBC, as an acquisition by Citizens of HVBC using the acquisition method of accounting and giving effect to the related pro forma adjustments described in the accompanying notes. Under the acquisition method of accounting, the assets and liabilities of HVBC were recorded by Citizens at their respective fair values as of the date the Merger was completed. Certain reclassifications were made to HVBC’s historical financial information to conform to Citizens’ presentation of financial information.

The unaudited pro forma condensed combined consolidated balance sheet is presented as of March 31, 2023 and the unaudited pro forma condensed combined consolidated income statements are presented for the year ended December 31, 2022 and the three months ended March 31, 2023. The unaudited pro forma condensed combined consolidated financial information should be read in conjunction with Citizens’ Annual Report on Form 10-K for the year ended December 31, 2022, which was filed with the U.S. Securities and Exchange Commission (“SEC”) on March 9, 2023, Citizens’ Quarterly Report on Form 10-Q for the quarter ended March 31, 2023, which was filed with the SEC on May 10, 2023, HVBC’s audited consolidated financial statements as of and for the year ended December 31, 2022, which are being filed as Exhibit 99.1 to this amendment to Current Report on Form 8-K and HVBC’s unaudited consolidated financial statements as of and for the quarter ended March 31, 2023, which are being filed as Exhibit 99.2 to this amendment to Current Report on Form 8-K.

The unaudited pro forma condensed combined consolidated balance sheet is presented is presented for illustrative purposes only, does not indicate the financial results of the combined company had the companies actually been combined at the beginning of each period presented, nor are they indicative of our future financial position or financial results or the impact of possible business model changes. The unaudited pro forma condensed combined consolidated financial information also does not consider any potential effects of changes in market conditions on revenues, expense efficiencies, asset dispositions, and share repurchases, among other factors. The estimated fair value adjustments presented are as of the period presented and do not represent estimated fair values as of the consummation of the Merger. In addition, as explained in more detail in the accompanying notes, the preliminary allocation of the pro forma purchase price reflected in the unaudited pro forma condensed combined consolidated financial information is subject to adjustment and could materially vary from the final purchase price allocation as additional information becomes available. Accrued income taxes and deferred taxes were recorded on a provisional basis and could vary from the actual recorded balance once finalized.

We estimate $8.6 million of Citizens pre-tax Merger-related costs to be incurred in connection with the Merger. These costs are related to professional fees, employee severance costs and retention bonuses, system conversion costs and other expenses that will be incurred by Citizens, which will reduce Citizens’ earnings in the 2023 fiscal year. Estimated Merger-related expenses are excluded from the unaudited pro forma condensed combined consolidated statements of income presented herein except for historical expenses incurred in 2022 and in the three month period ended March 31, 2023. We anticipate that the Merger will provide the combined company with financial benefits that include reduced operating expenses. The unaudited pro forma condensed combined consolidated financial data, while helpful in illustrating the financial characteristics of the combined company under one set of assumptions, does not reflect the benefits of expected cost savings or opportunities to earn additional revenue and, accordingly, does not attempt to predict or suggest future results. It also does not necessarily reflect what the historical results of the combined company would have been had our companies been combined during these periods.

Unaudited Pro Forma Condensed Combined Consolidated Balance Sheet

As of March 31, 2023 *

(in thousand)	Citizens Historical	HVBC Historical	Pro Forma Adjustments		Pro Forma Combined
ASSETS:
Cash and cash equivalents:
Noninterest-bearing	$24,249	$5,572	$(9,653)	(1)	$20,168
Interest-bearing	1,924	15,615	—		17,539

Total cash and cash equivalents	26,173	21,187	(9,653)		37,707
Interest bearing time deposits with other banks	6,055	—	—		6,055
Equity securities	1,923	500	—		2,423
Available-for-sale securities	443,415	55,357	—		498,772
Held to maturity investment securities	—	29,580	(1,830)	(2)	27,750
Loans held for sale	671	3,091	—		3,762
Total loans	1,723,475	490,332	(29,865)	(3)	2,183,942
Allowance for credit losses - loans	(15,250)	(3,330)	1,641	(4)	(16,939)

Loans, net	1,708,225	487,002	(28,224)		2,167,003
Premises and equipment	17,588	2,472	67	(5)	20,127
Accrued interest receivable	7,176	2,643	—		9,819
Goodwill	31,376	—	52,245	(6)	83,621
Bank owned life insurance	39,573	10,329	—		49,902
Mortgage banking derivatives	—	451	—		451
Core deposit intangible	267	—	2,770	(7)	3,037
Other assets	52,956	12,923	4,679	(8)	70,558

TOTAL ASSETS	$2,335,398	$625,535	$20,054		$2,980,987

LIABILITIES:
Deposits:
Noninterest-bearing	$369,658	$—	$—		$369,658
Interest-bearing	1,430,029	522,142	(586)	(9)	1,951,585

Total deposits	1,799,687	522,142	(586)		2,321,243
Borrowed funds	288,059	46,630	4,483	(10)	339,172
Accrued interest payable	1,768	—	—		1,768
Other liabilities	32,646	13,394	(611)	(11)	45,429

TOTAL LIABILITIES	2,122,160	582,166	3,286		2,707,612

STOCKHOLDERS’ EQUITY	213,238	43,369	16,768	(12)	273,375

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$2,335,398	$625,535	$20,054		$2,980,987

The accompanying notes are an integral part of these unaudited financial statements.

(1)

The adjustment results from the assumption that cash and cash equivalents will be used to pay for after-tax one-time Merger and integration expenses of HVBC. A portion of these expenses have been charged against HVBC’s income and result in a charge to Citizens’ goodwill. These one-time Merger integration costs are estimated at approximately $0.6 million. The adjustment also includes cash consideration of $16.5 million paid to HVBC stockholders and stock option holders offset by a $7.5 million borrowing to offset a portion of the cash consideration paid to HVBC stockholders.

(2)	Reflects a fair market value adjustment of $1,861,000 offset by the elimination of HVBC’s existing credit loss reserve for held to maturity securities of $31,000.
(3)

Represents a fair value adjustment to total loans to reflect the credit condition and interest rate premium or discount of HVBC’s loan portfolio in the amount of $29.9 million. In order to determine the adjustment related to credit deterioration, Citizens employed a detailed due diligence process. Members of Citizens’ senior management team, loan review and credit department functions, supported by its outside loan review firm, conducted a comprehensive review of HVBC’s loan portfolio, underwriting methodology, loan-related policies and loan portfolio management processes. The pro forma adjustment of $29.9 million includes a general credit adjustment of $5.9 million and a fair value adjustment of $24.0 million reflecting differences in interest rates, based primarily on an analysis of current market interest rates, loan types, maturity dates and potential prepayments.

(4)

Reflects the elimination of HVBC’s existing credit loss reserve for loans of $3.3 million and establishment of an estimate allowance for credit loss under ASU 2016-13 for purchase credit deteriorated loans of $1.7 million.

(5)	Represents an estimated fair value increase to acquired premises and equipment, based upon recent appraisals completed in May 2023.
(6)

Represents additional goodwill as a result of the Merger calculated as the fair value of consideration paid in the acquisition of HVBC, less amounts allocated to fair value of identifiable assets acquired and liabilities assumed. The purchase price, purchase price allocation, and financing of the transaction are as follows (in thousands):

Estimated transaction value		$76,665
HVBC’s Stockholders’ Equity at March 31, 2023	43,369
Transaction Accounting Adjustments:
Investments	(1,830)
Gross Loans - Credit	(7,579)
Gross Loans - Rate	(23,975)
Loan Loss Reserve Reversal	3,330
Core Deposit Intangible	2,770
Premises and equipment	67
Other assets	(193)
Borrowings	3,017
Deposits	586
Other liabilities	611

	(23,196)
Net Deferred Tax Asset	4,872

	(18,324)

Estimated HVBC Transaction Related Expenses (net of tax)	(625)

HVBC Adjusted Stockholders’ Equity		24,420

Estimated Goodwill Allocation		$52,245

(7)

Citizen’s estimate of the fair value of the core deposit intangible is approximately $2.8 million on HVBC’s core deposits, which is based on current financial, economic market and other conditions. The core deposit intangible will be amortized into noninterest expense over a ten-year period using sum of the year’s digits methodology.

(8)

The adjustment includes approximately $4.9 million in net deferred tax assets resulting from the fair value adjustments related to the acquired assets and liabilities, identifiable intangibles and other deferred tax items. The actual deferred tax adjustment will depend on facts and circumstances existing at the time of the Merger. The fair value adjustment of the net deferred tax asset assumes an effective tax rate of 21%. It also includes a $192,000 decrease due to a fair value adjustment to the right of use assets of HVBC.

(9)

The deposits include a fair value adjustment to time deposits to reflect differences in interest rates in the amount of $586,000, based primarily on an analysis of current market interest rates and maturity dates, which will be accreted into interest expense using a level yield methodology.

(10)

The adjustment to borrowed funds reflects differences in interest rates based on comparisons of rates on HVBC’s advances from the Federal Home Loan Bank (“FHLB”) of Pittsburgh and rates on HVBC’s subordinated debt to current FHLB rates as of the consummation of the Merger and to recent issuances of subordinated debt of comparable size by similar sized institutions. The adjustment also includes a $7.5 million borrowing to offset a portion of the cash consideration paid to HVBC stockholders.

(11)	Represents the fair value adjustment to the right of use liability
(12)	Reflects elimination of HVBC’s stockholders’ equity of $43.4 million. This amount is offset by the issuance of Citizen’s common stock totaling $60.1 million.

Unaudited Pro Forma Condensed Combined Consolidated Income Statement

For the Year Ended December 31, 2022

(in thousands, except share data)	Citizens Historical	HVBC Historical	Pro Forma Adjustments		Pro Forma Combined
INTEREST AND DIVIDEND INCOME:
Interest and fees on loans	$74,265	$20,345	$6,977	(1)	$101,587
Interest-bearing deposits with banks	400	621	—		1,021
Investment securities:
Taxable	5,615	1,795	—		7,410
Nontaxable	2,454	110	—		2,564
Dividends	623	—	—		623

TOTAL INTEREST AND DIVIDEND INCOME	83,357	22,871	6,977		113,205

INTEREST EXPENSE:
Deposits	7,316	3,100	408	(2)	10,824
Borrowed funds	3,907	933	1,776	(3)	6,616

TOTAL INTEREST EXPENSE	11,223	4,033	2,184		17,440

NET INTEREST INCOME	72,134	18,838	4,793		95,765
Provision for loan losses	1,683	1,535	—		3,218

NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	70,451	17,303	4,793		92,547

NON-INTEREST INCOME:
Service charges	5,346	833	—		6,179
Trust	803	—	—		803
Brokerage and insurance	1,895	—	—		1,895
Investment securities (losses) gains, net	(261)	16	—		(245)
Gains on loans sold	258	6,492	—		6,750
Earnings on bank owned life insurance	852	236	—		1,088
Loss from derivative instruments, Net	—	(777)	—		(777)
Gain on sale of mortgage servicing rights	—	972	—		972
Change in fair value of loans held for sale	—	(623)	—		(623)
Other	845	729	—		1,574

TOTAL NON-INTEREST INCOME	9,738	7,878	—		17,616

NON-INTEREST EXPENSES:
Salaries and employee benefits	27,837	13,509	—		41,346
Occupancy	3,138	2,299	11	(4)	5,448
Furniture and equipment	565	—	—		565
Professional fees	1,891	1,162	—		3,053
Federal depository insurance	676	496	—		1,172
Pennsylvania shares tax	907	—	—		907
Other	9,680	4,910	504	(5)	15,094

TOTAL NON-INTEREST EXPENSES	44,694	22,376	515		67,585

Income before provision for income taxes	35,495	2,805	4,278		42,578
Provision for income taxes	6,435	575	898	(6)	7,908

NET INCOME	$29,060	$2,230	$3,380		$34,670

EARNINGS PER COMMON SHARE:
Basic	$7.32	$1.12			$7.43

Diluted	$7.32	$1.06			$7.43

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	3,969,722	1,995,745	(1,301,877)	(7)	4,663,580

Diluted	3,969,722	2,109,733	(1,415,875)	(7)	4,663,580

The accompanying notes are an integral part of these unaudited financial statements.

Unaudited Pro Forma Condensed Combined Consolidated Income Statement

For the Three Months Ended March 31, 2023 *

(in thousands, except share data)	Citizens Historical	HVBC Historical	Pro Forma Adjustments		Pro Forma Combined
INTEREST AND DIVIDEND INCOME:
Interest and fees on loans	$22,549	$7,314	$2,003	(1)	$31,866
Interest-bearing deposits with banks	71	194	—		265
Investment securities:
Taxable	1,556	534	—		2,090
Nontaxable	617	29	—		646
Dividends	314	—	—		314

TOTAL INTEREST AND DIVIDEND INCOME	25,107	8,071	2,003		35,181

INTEREST EXPENSE:
Deposits	3,939	2,444	181	(2)	6,564
Borrowed funds	3,088	285	436	(3)	3,809

TOTAL INTEREST EXPENSE	7,027	2,729	617		10,373

NET INTEREST INCOME	18,080	5,342	1,386		24,808
Provision for credit losses	—	25	—		25

NET INTEREST INCOME AFTER PROVISION FOR CREDIT LOSSES	18,080	5,317	1,386		24,783

NON-INTEREST INCOME:
Service charges	1,211	207	—		1,418
Trust	230	—	—		230
Brokerage and insurance	514	—	—		514
Investment securities losses, net	(218)	—	—		(218)
Gains on loans sold	45	958	—		1,003
Earnings on bank owned life insurance	218	66	—		284
Loss from derivative instruments, Net	—	(169)	—		(169)
Change in fair value of loans held for sale	—	(239)	—		(239)
Other	174	412	—		586

TOTAL NON-INTEREST INCOME	2,174	1,235	—		3,409

NON-INTEREST EXPENSES:
Salaries and employee benefits	7,677	3,662	—		11,339
Occupancy	835	557	3	(4)	1,395
Furniture and equipment	151	—	—		151
Professional fees	381	203	—		584
Federal depository insurance	300	172	—		472
Pennsylvania shares tax	298	—	—		298
Amortization of intangibles	31	—	126	(5)	157
Merger and acquisition	244	191	—		435
Other	1,861	901	—		2,762

TOTAL NON-INTEREST EXPENSES	11,778	5,686	129		17,593

Income before provision for income taxes	8,476	866	1,257		10,599
Provision for income taxes	1,609	258	264	(6)	2,131

NET INCOME	$6,867	$608	$993		$8,468

EARNINGS PER COMMON SHARE:
Basic	$1.73	$0.30			$1.82

Diluted	$1.73	$0.28			$1.82

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	3,966,161	1,999,137	(1,305,279)	(7)	4,660,019

Diluted	3,966,166	2,145,697	(1,451,839)	(7)	4,660,024

The accompanying notes are an integral part of these unaudited financial statements.

(1)

The adjustment to income on loans reflects Citizens management’s preliminary estimate of the effect of fair value adjustments including a market rate adjustment and a credit fair value adjustment on loans using level yield methodology.

(2)

The adjustment to interest expense on deposits reflects differences in interest rates, based on comparison of rates on HVBC’s time deposits to recent market rates for maturity dates corresponding to the maturity dates of HVBC’s time deposits. This fair value adjustment is amortized into interest expense over the estimated remaining life of the applicable time deposits on a level yield basis.

(3)

The adjustment to interest expense on borrowed funds and subordinated debt includes differences attributable to interest rates, based on comparison of rates on HVBC’s advances from the FHLB to current FHLB rates as of the consummation of the Merger for terms corresponding to the maturity dates of HVBC’s advances. This fair value adjustment is amortized into interest expense over the remaining life of the applicable advances .This adjustment also includes differences attributable to interest rates, based on comparison of rates on HVBC’s subordinated debt issuances with the rates on recent issuances of subordinated debt of comparable size by other similar-sized banking companies, amortizable over the remaining period until the call dates. It also includes interest expense on the additional $7.5 million borrowings utilized to fund a portion of the cash consideration paid to HVBC stockholders.

(4)	The adjustment to occupancy expenses reflects depreciation on the fair value adjustment of acquired premises and equipment over the remaining useful lives on a straight line basis.
(5)

The adjustment to noninterest expense reflects amortization of the core deposit intangible asset. Amortization of the core deposit intangible asset is based on the estimated useful life of each applicable category of core deposit – checking, savings and money market deposits – with amortization for each category based on accelerated methods consistent with account run-off assumptions.

(6)	The adjustment to the income tax provision reflects an assumed tax rate of 21%.
(7)	Represents additional shares issued by Citizens, net of HVBC shares exchanged, in the Merger.